INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 20 to Registration Statement No. 33-12463 of Centennial America Fund, L.P. on form N-1A of our report dated January 24, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
April 17, 1999